UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2009 (January 23, 2009)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note Regarding this Amendment

This Amendment No. 1 to our Current Report on Form 8-K is filed to provide a more informative description of the nature of our restatement of the financial statements for the quarterly period ended September 30, 2008 in response to a letter from the Commission dated February 3, 2009.  The filing of this Form 8-K/A shall not be deemed an admission that the original filing, when made, included any untrue statement of material fact or omitted to state a material fact necessary to make a statement not misleading.

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 23, 2009, the registrant’s Chief Financial Officer (“CFO”) concluded that the registrant’s financial statements for the quarter ended September 30, 2008 should no longer be relied upon because of errors in such statements.  The financial statements that should no longer be relied upon are the Condensed Consolidated Balance Sheets, Condensed Consolidated Statement of Operations, Condensed Consolidated Statements of Shareholders’ Equity, and Condensed Consolidated Statements of Cash Flows that were included with the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Quarterly Report”) that was filed with the Securities and Exchange Commission (“SEC”) on November 17, 2008.  The CFO concluded that the above-described financial statements need to be amended because they contained errors based on the following:

(i)
As a result of a change in its tax status during the quarter ended September 30, 2008, the registrant determined that it had incorrectly calculated its deferred tax position as of September 30, 2008 and its provision for income taxes for the three and nine months ended September 30, 2008.  The impact of this correction was to increase deferred tax assets by $524,466 and reduce income tax expense by an offsetting amount.

(ii)
The registrant determined that distributions made to its members and shareholders totaling $452,000 and $553,116 for the nine months ended September 30, 2008 and 2007, respectively, were incorrectly classified as investing activities rather than financing activities.

(iii)
The registrant determined that it needed to revise its calculation of shares outstanding at December 31, 2007 and 2006 from 19,578,853 to 21,159,451 as a result of its determination that only 1,800,000 shares of common stock should be treated as being issued in conjunction with the reverse merger as opposed to the 3,380,598 shares previously disclosed.  As a result of this change, and the correction of a clerical error in the determination of diluted shares, weighted average shares outstanding for the three and nine month periods ending September 30, 2008 and 2007 were also changed.  Earnings per share for certain periods were also revised as a result of the change.

(iv)
The registrant determined that it needed to revise the Statement of Shareholders' Equity to present the undistributed retained earnings of Premier Power Renewable Energy, Inc., a California corporation that is also the wholly owned subsidiary of the registrant and an S-corporation, at the time of the registrant’s share exchange that closed on September 9, 2008, as a constructive dividend from the former S-corporation shareholders.  This change resulted in a reduction of retained earnings of $448,685 and a corresponding increase to additional paid in capital.

On February 5, 2009, the registrant filed an amended Quarterly Report on Form 10-Q/A with the SEC that restated the above-described financial statements.

The registrant’s CFO discussed the matters disclosed herein with its independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: February 9, 2009	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President